ITEM 12(B)

To my knowledge, this periodic report containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: January 7, 2005

By: /s/ Kevin M. McClintock
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Kevin M. McClintock
President
MassMutual Premier Funds (formerly, The DLB Fund Group)


To my knowledge, this periodic report containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: January 7, 2005

By: /s/ DeAnne B. Dupont
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DeAnne B. Dupont
Treasurer
MassMutual Premier Funds (formerly, The DLB Fund Group)